UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

BLOCKCHAIN DIGITAL INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43194	39-2631241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1540 Broadway, Ste 1010 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(646) 493-2993
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AIB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Electric Service Agreement

On May 27, 2026, One Blockchain, LLC, a subsidiary of BlockchAIn Digital Infrastructure, Inc. (the “Company”) entered into a 15-year Electric Service Agreement (“Electric Service Agreement”) with a local utility provider (the “Utility Company”). The Electric Service Agreement replaces the Company’s existing electric service agreement with the Utility Company which expires on September 30, 2026. The services provided under the Electric Service Agreement will commence on October 1, 2026 ensuring that there will not be a lapse in electric supply. Pursuant to the Electric Service Agreement, the Utility Company will sell and deliver up to 65,000 kilovolt-amperes of three-phase, 34,500-volt electric power to the Company’s flagship data center campus, known as CLT01, with initial delivery targeted for December 15, 2026.

The Company is subject to a minimum monthly demand charge of $400,000, with a deferral mechanism allowing $200,000 per month to accrue (without interest) before December 31, 2027, or until the Company’s demand first reaches 40,000 kilovolt-amperes, whichever occurs first. After that point, the full minimum charge is payable monthly in cash.

The Electric Service Agreement is subject to the Utility Company’s Rate Schedule I (Industrial) and Service Regulations as filed with the relevant Public Service Commission, and may be updated by the Utility Company or applicable regulatory authority. The Company is required to provide a security deposit equal to two months of maximum estimated billing, which may be satisfied by cash, surety bond, or a letter of guarantee. Additionally, the Company must prepay a $250,000 infrastructure early termination fee, which will be credited against power bills once service commences.

Either party may terminate the Electric Service Agreement in accordance with the applicable Rate Schedule or by providing at least 60 days’ written notice prior to the end of the original or any renewal term. The Electric Service Agreement also contains customary force majeure provisions and operational requirements, and may be further amended to reflect any future provisions in the Utility Company’s power purchase agreements.

The foregoing description of the Electric Service Agreement does not purport to be complete and is qualified in its entirety by reference to the redacted text of the Electric Service Agreement, a copy of which is filed (with certain portions redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 27, 2026 the Company issued a press release announcing the execution of a 15-year Electric Service Agreement to expand contracted utility load at CLT-01, the Company's flagship data center campus. A copy of the press release is being furnished as Exhibit 99.1 of this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit No.	Description of Exhibit
10.1*	Electric Service Agreement, dated May 27, 2026, by and between [***] and One Blockchain, LLC
99.1	Press Release, dated May 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2026	BLOCKCHAIN DIGITAL INFRASTRUCTURE, INC.

/s/ Jerry Tang
	Name:	Jerry Tang
	Title:	Chief Executive Officer and President

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